Exhibit 99.1

BioLargo Subsidiary Clyra Medical Technologies Receives FDA 510(k) Clearance

WESTMINSTER, CA, September. 23, 2019 -- BioLargo, Inc. (OTCQB:BLGO), developer of sustainable products and technologies and a full-service environmental engineering company, today announced that its subsidiary Clyra Medical Technologies has received 510(k) clearance from the U.S. Food and Drug Administration (“FDA”) to market its Clyra Wound Irrigation Solution, designed for cleansing, irrigating, and debriding dermal wounds and burns, in addition to moistening and lubricating absorbent wound dressings. It is the first of multiple products that will feature the company’s platform antimicrobial technology, which offers a unique solution by providing sustained antimicrobial efficacy (including biofilm) without causing harm to tissue.

President of Clyra, Mr. Steve Harrison commented, “This is a pivotal milestone in our mission to build a world-class portfolio of unique products and solutions to help heal patients. This FDA clearance is a critical step in the development of our product portfolio and executing our commercial strategy. Next up are clinical trials for high-value applications for this platform product.”

BioLargo President & CEO Dennis P. Calvert commented, “Clyra is a shining star and is destined to bring to market a complete menu of meaningful technical solutions to help heal wounds and prevent and resolve infections around the world. This news illustrates our dedication to carry high-impact technology solutions from concept to completion as we strive to solve pressing issues affecting countless people across the planet. We are thankful for the inspiration of our founder Kenneth Reay Code, the tireless determination and expertise of the team at Clyra, and of course our loyal investors that make all this possible.”

About BioLargo, Inc.

BioLargo, Inc. is an innovative technology developer and environmental engineering company driven by a mission to "make life better" by delivering robust, sustainable solutions for a broad range of industries and applications, with a focus on clean water, clean air, and advanced wound care. We develop and commercialize disruptive technologies by providing the capital, support, and expertise to expedite them from "cradle" to "maturity" (www.biolargo.com). Our engineering division features experienced professional engineers dedicated to integrity, reliability, and environmental stewardship (www.biolargoengineering.com). Our industrial odor control division, Odor-No-More (www.odornomore.com) features CupriDyne Clean Industrial Odor Eliminator (www.cupridyne.com), which eliminates the odor-causing compounds and VOCs rather than masking them, and is now winning over leading companies in the solid waste handling and wastewater industries and other industries that contend with malodors and VOCs. Our subsidiary BioLargo Water (www.biolargowater.ca) develops the Advanced Oxidation System "AOS," a disruptive industrial water treatment technology designed to eliminate waterborne pathogens and recalcitrant contaminants with better energy-efficiency and lower operational costs than incumbent technologies. Our subsidiary Clyra Medical (www.clyramedical.com) features effective and gentle solutions for chronic wounds to promote infection control and regenerative tissue therapy.

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